     As filed with the Securities and Exchange Commission on August 1, 1996

                                                   Registration No. 33-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  SONIC CORP.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                                73-1371046
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)
                                 101 Park Avenue
                             Oklahoma City, Oklahoma                    73102
                    (Address of Principal Executive Offices)          (Zip Code)

                       1991 SONIC CORP. STOCK OPTION PLAN
                            (Full Title of the Plan)

                               J. Clifford Hudson
                      President and Chief Executive Officer
                                   Sonic Corp.
                                  101 Park Ave.
                          Oklahoma City, Oklahoma 73102
                     (Name and Address of Agent for Service)

                                  (405) 280-7654
          (Telephone Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee

- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------
                                      Proposed Maximum  Proposed Maximum    Amount of
Title of Securities    Amount To Be   Offering Price    Aggregate Offering  Registration Fee
To Be Registered       Registered(1)  Per Share(2)      Price
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------
Common Stock, Par      95,000         $21.875            $2,078,125         $716.54
 Value $.01 Per Share
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------

     (1) As adjusted for a three-for-two stock split on July 31, 1995, the registrant previously registered a total of 805,892 shares of common stock underlying the 1991 Sonic Corp. Stock Option Plan pursuant to Form S-8 Registration Statement No. 33-40989, as well as a total of 439,108 shares of common stock underlying the 1991 Sonic Corp. Stock Option Plan pursuant to Form S-8 Registration Statement No. 33-78576. The registrant also hereby registers an additional indeterminate number of shares of common stock which the registrant may issue pursuant to the anti-dilution provisions of the 1991 Sonic Corp. Stock Option Plan.

     (2) Pursuant to Rule 457(h), the registrant has estimated the price for the purpose of calculating the registration fee based on the average of the high and low prices of the registrant's common stock on July 26, 1996.

                                    PART I

           INFORMATION NOT REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Sonic Corp. (the "Company") will send or give to all participants in the 1991 Sonic Corp. Stock Option Plan (the "Plan") the documents containing the information specified by Part I of this Form S-8 Registration Statement (this "Registration Statement") as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The Company has not filed those documents with the Securities and Exchange Commission (the "Commission"), but those documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference the following documents filed with the Commission:

          (a) The Company's latest Annual Report on Form 10-K, as filed pursuant to Section 13 or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in paragraph (a), above.

          (c) The description of the Company's common stock, having a par value of $.01 per share, contained in the Company's Form S-1
     Registration Statement (Registration No. 33-37158), including any amendments or reports filed for the purpose of updating that description.

     The Company also hereby incorporates by reference all documents subsequently filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, which shall become a part of this Registration Statement from the date of the filing of those documents, prior to the filing of a post-effective amendment which indicates that the Company has sold all of the securities offered or which de-registers all of the securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Provisions of the Company's certificate of incorporation and bylaws and the Delaware General Corporation Law provide for the indemnification of the Company's directors and officers against liability which they may incur in their capacities as directors and officers of the Company. The Company also has entered into Indemnification Agreements with its directors and officers which establish contractual rights for the directors and officers to have the Company indemnify them to the full extent permitted by law. Finally, the Company has obtained a directors and officers liability insurance policy which provides for the indemnification of the Company's directors and officers against liability which they may incur in their capacities as directors and officers of the Company.

     Insofar as the foregoing documents permit indemnification for liabilities arising under the Securities Act, the Commission has informed the Company that, in the opinion of the Commission, that indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The Company has included the following exhibits in this Form S-8 Registration Statement:

          4.01. Specimen Certificate for the Common Stock of the Company, which the Company hereby incorporates by reference from
     Exhibit 4.1 to the Company's Form S-1 Registration Statement No.
     33-37158.

          5.01.     Opinion re Legality.

          15.1.     Letter re: Unaudited Financial Information.

          23.01.    Consent of Independent Auditors.

          23.02.    Consent of Counsel.

     The Company will submit or has submitted the plan and all amendments to the plan to the Internal Revenue Service (the "IRS") and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  UNDERTAKINGS.

     The Company hereby undertakes as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1) to include any prospectus required by Section
          10(a)(3) of the Securities Act;

               (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement.

     However, paragraphs (a)(1) and (a)(2) do not apply if the information required in a post-effective amendment appear in a periodic report filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall constitute a new registration statement relating to the securities being offered, and the offering of the securities at that time shall constitute the initial bona fide offering of those securities.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) and incorporated by reference into this Registration Statement shall constitute a new registration statement relating to the securities being offered, and the offering of the securities at that time shall constitute the initial bona fide offering of those securities.

     Insofar as any provisions may permit the indemnification for liabilities arising under the Securities Act of the Company's directors, officers and controlling persons, the Commission has informed the Company that, in the opinion of the Commission, the indemnification is against public policy and, therefore, is unenforceable. If a director, officer or controlling person asserts a claim for indemnification against those liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) in connection with the securities being registered, the Company (unless in the opinion of its counsel, controlling precedent has settled the matter) will submit to a court of appropriate jurisdiction the question whether the indemnification by the Company is against public policy as expressed in the Securities Act and will abide by the final adjudication of that issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused the undersigned, duly-authorized, to sign this registration statement on its behalf on this 31st day of July, 1996.

                                   SONIC CORP.

                                   By: /s/ J. Clifford Hudson
                                      ---------------------------------------
                                      J. Clifford Hudson, President and Chief
                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned have signed this report on behalf of the Company, in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                    DATE
- ---------                                     -----                    ----

/s/ J. Clifford Hudson                President, Chief Executive  July 31, 1996
- -------------------------------       Officer and Director
J. Clifford Hudson, Principal
Executive Officer

/s/ Lewis B. Kilbourne                Senior Vice President and   July 31, 1996
- -------------------------------       Chief Financial Officer
Lewis B. Kilbourne, Principal
Financial Officer

/s/ Steven C. Vaughan                 Controller                  July 31, 1996
- -------------------------------
Steven C. Vaughan, Principal
Accounting Officer

/s/ E. Dean Werries                   Chairman of the Board       July 31, 1996
- -------------------------------       of Directors
E. Dean Werries

/s/ Dennis H. Clark                   Director                    July 31, 1996
- -------------------------------
Dennis H. Clark

/s/ Leonard Lieberman                 Director                    July 31, 1996
- -------------------------------
Leonard Lieberman

/s/ H. E. Rainbolt                    Director                    July 31, 1996
- -------------------------------
H. E. Rainbolt

/s/ Frank E. Richardson III           Director                    July 31, 1996
- -------------------------------
Frank E. Richardson III

                                      Director                    July 31, 1996
- -------------------------------
Robert M. Rosenberg

                                EXHIBIT INDEX

EXHIBIT NUMBER AND DESCRIPTION
- ------------------------------
5.01.     Opinion re Legality
15.1.     Letter re: Unaudited Financial Information
23.01.    Consent of Independent Auditors
23.02.    Consent of Counsel